UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2022

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of July 21, 2022 (the “Merger Agreement”), by and among Hanger, Inc., a Delaware corporation (the “Company”), Hero Parent, Inc., a Delaware corporation (“Parent”), and Hero Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are indirect subsidiaries of funds managed and advised by Patient Square Capital, LP (“Patient Square Capital”).

On October 3, 2022 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Effective as of the Closing Date, the Company repaid all amounts required to be paid to discharge the Company’s existing revolving credit facility and Term Loan B facility under its Credit Agreement, dated as of March 6, 2018, as amended through the Closing Date, among Hanger, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as agent (collectively, the “Credit Agreement”), and terminated the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

In connection with the Merger, each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) shares of Common Stock that were held by Hanger as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Hanger, Parent or Merger Sub, (ii) shares of Common Stock that were held by stockholders who did not vote in favor of the adoption and approval of the Merger Agreement, including the Merger, or consented thereto in writing and who properly exercised and validly perfected appraisal rights for such shares in accordance with, and who complied with, Section 262 of the Delaware General Corporation Law and (iii) shares of Common Stock that were held by certain members of the Company’s management team and that were exchanged for equity interests in an affiliate of Parent)- was automatically converted into the right to receive cash in an amount equal to $18.75 per share, without interest, subject to any required withholding of taxes (the “Merger Consideration”).

Additionally, at the Effective Time:

•	each option to purchase shares of Common Stock (each, a “Company Option”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the product of (x) the total number of shares of Common Stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option; provided that any such Company Option with respect to which the exercise price subject thereto was equal to or greater than the Merger Consideration was cancelled for no consideration;

•	each outstanding award of Company restricted stock units, deferred restricted stock units or performance-based restricted stock units, in each case that at such time was subject solely to service-based vesting conditions (collectively, “Company RSUs”) became fully vested and was automatically cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of Shares underlying such award of Company RSUs, multiplied by (y) the Merger Consideration; and

•	each outstanding award of Company performance-based restricted stock units that was subject to performance-based vesting conditions (“Company PRSUs”) and outstanding immediately prior to the Effective Time became vested as to the number of shares of Common Stock subject to such award that would have vested based on target level achievement of all performance targets (without application of any modifier), and was, after giving effect to such vesting, automatically cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the number of vested shares of Common Stock underlying such award, multiplied by (y) the Merger Consideration, with the unvested portion of such Company PRSUs cancelled for no consideration.

The description in this Current Report on Form 8-K of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 21, 2022, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Common Stock from the NYSE and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination of registration on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under 12(g) of the Exchange Act and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended. Trading of the Common Stock on the NYSE was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of shares of Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company, other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock that were held by Hanger as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Hanger, Parent or Merger Sub, (ii) shares of Common Stock that were held by stockholders who did not vote in favor of the adoption and approval of the Merger Agreement, including the Merger, or consented thereto in writing and who properly exercised and validly perfected appraisal rights for such shares in accordance with, and who complied with, Section 262 of the Delaware General Corporation Law and (iii) shares of Common Stock that were held by certain members of the Company’s management team that were exchanged for equity interests in an affiliate of Parent) was cancelled and converted into the right to receive the Merger Consideration.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent. Parent is an affiliate of Patient Square Capital.

The aggregate consideration paid by Parent to Company stockholders in the Merger was approximately $765.1 million. The funds used by Parent to consummate the Merger came from (1) equity financing provided by Patient Square Equity Partners, LP or other funds managed by Patient Square Capital and (2) debt financing led by funds managed by Ares Capital Management, LLC.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

In connection with the Merger, at the Effective Time, each member of the board of directors of the Company ceased serving in such capacity. Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company immediately following the Effective Time and, as a result, the following persons ceased to serve on the Company’s board of directors as of the Effective Time: Asif Ahmad, Christopher B. Begley, John T. Fox, Thomas C. Freyman, Stephen E. Hare, Mark M. Jones, Cynthia L. Lucchese, Richard R. Pettingill, Kathryn M. Sullivan, and Vinit K. Asar; provided that, Vinit K. Asar was appointed as a director of the Company immediately following the Effective Time. These departures were not a result of any disagreement between the Company and any of the directors on any matter relating to the Company’s operations, policies or practices. Pursuant to the Merger Agreement, at the Effective Time, the officers of the Company immediately prior to the Effective Time continued to serve as officers of the Company immediately following the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, (i) the Company’s Restated Certificate of Incorporation as in effect immediately prior to the Effective Time was amended and restated in its entirety to be the certificate of incorporation of Merger Sub and (ii) the Company’s Amended and Restated By-Laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be the by-laws of Merger Sub.

Copies of the Company’s Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 8.01	Other Events.

On the Closing Date, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2022, among Hero Parent, Inc., Hero Merger Sub, Inc. and Hanger, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Hanger, Inc. filed on July 22, 2022).

3.1	Third Amended and Restated Certificate of Incorporation of Hanger, Inc.

3.2	Second Amended and Restated By-Laws of Hanger, Inc.

99.1	Press Release of Hanger, Inc. Issued October 3, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President, General Counsel and Secretary

Dated: October 3, 2022